EXHIBIT 99.1

[LOGO OMITTED]	DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 584-5708 Website: secretaryofstate.biz

Amendment to Certificate of Designation After Issuance of Class or Series (PURSUANT TO NRS 78.1955)
ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Certificate of Designation
For Nevada Profit Corporations
(Pursuant to NRS 78.1955 – After Issuance of Class or Series)

1. Name of corporation:
Songzai International Holding Group, Inc.

2. Stockholder approval pursuant to statute has been obtained.

3. The class or series of stock being amended:
 Series A Preferred Stock, no par value

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:

Article II, Conversion, Section A, of the Certificate of Designation, Preferences and Rights of Convertible Preferred Stock, as filed in the Office of the Secretary of State of the State of Nevada on January 9, 2006, is hereby amended in its entirety to read as follows:

“A. Conversion at the Option of the Holder. Each holder of shares of Series A Preferred Stock may, at any time and form time to time, convert (an :Optional Conversion”) each of its shares of Series A Preferred Stock into ten (10) fully paid and nonassessable shares of Common Stock (the “Conversion Rate”); provided, however, that any Optional Conversion must involve the issuance of at least 10,000 shares of Common Stock.”

5. Effective date of filing (optional):

(must not be later than 60 days after the certificate is filed)

6. Officer Signature (Required):     /s/ Li Hongjun    (LI HONGJUN, President)

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

Filing Fees: $175.00

This form must be accompanied by appropriate fees.